Exhibit 99.2

INVESTOR INFORMATION

Annual Meeting

The Annual Meeting of Shareholders will be held at the Sheraton Minneapolis West, 12201 Ridgedale Drive, Minnetonka, Minnesota on April 22, 2015 at 2:00 p.m. local time. All shareholders are welcome to attend and take part in the discussion of Company affairs.

Board of Directors
David L. Klenk
President, Electro-Sensors, Inc.

Joseph A. Marino
Chairman of the Board
President/CEO, Cardia, Inc.

Scott A. Gabbard
CFO, Magenic Technologies, Inc.

Michael C. Zipoy
Investment Executive, Feltl and Company

Jeffrey D. Peterson
Private Investor

Officers
David L. Klenk
President, Chief Executive Officer and Chief Financial Officer

Transfer Agent & Registrar
American Stock Transfer & Trust Company
Corporate Trust Services
59 Maiden Lane
New York, NY 10038

Auditors
Boulay P.L.L.P.
7500 Flying Cloud Drive, Ste. 800
Minneapolis, MN 55344

Counsel
Lindquist & Vennum LLP
4200 IDS Center
80 South Eighth Street
Minneapolis, MN 55402-2274

Exchange Listing
The Nasdaq Stock Market (Capital Market)
Common Stock
Stock Trading Symbol: ELSE

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